Exhibit 10.66
Termination, Settlement Agreement and Mutual Release

This Termination, Settlement Agreement and Mutual Release ("Agreement") is made and entered into this March 14, 2012 (the “Effective Date”) by and between The Spectranetics Corporation (“Spectranetics”) and Kensey Nash Corporation (“KNC”).

1.    Definitions. Upper case terms used in this Agreement without definition will have the meaning given that term in the Asset Purchase Agreement (defined below). Spectranetics and KNC specifically acknowledge that the phrase “improvements or other deliverables developed under the Services Agreement” as that phrase is used in the definition of “Acquired Technology” in the Asset Purchase Agreement includes the ThromCat, ThromCat XT 7F and ThromCat XT 6F.

“APA Documents” means the: Asset Purchase Agreement; Development and Regulatory Services Agreement; License Agreement; Manufacturing and License Agreement; and Non-Competition Agreement.

“Asset Purchase Agreement” is the Asset Purchase Agreement between Spectranetics and KNC dated May 12, 2008, together with all of its schedules and exhibits.

“Development and Regulatory Services Agreement” is the Development and Regulatory Services Agreement dated May 30, 2008 between Spectranetics and KNC as amended by an Amendment dated June 22, 2009.

“Equipment” means items of equipment listed on Exhibit A.

“Inventory” means raw materials, work in progress, and finished goods relating to the Acquired Technology that is in KNC’s possession as of the Effective Date as listed on Exhibit B.

“KNC Parties” means KNC and all present and past employees, servants, agents, representatives, officers, directors, successors, predecessors and affiliates of KNC.

“License Agreement” is the License Agreement between Spectranetics and KNC and executed and delivered as part of the closing of the transactions in the Asset Purchase Agreement.

“Manufacturing and Licensing Agreement” is the Manufacturing and Licensing Agreement dated May 30, 2008 between Spectranetics and KNC.

“Non-Competition Agreement” is the Non-Competition Agreement dated May 30, 2008 among Spectranetics, KNC, and ILT Acquisition Sub, Inc.

“Records” means (i) “Manufacturing Records” (manufacturing build records, device master records in the form and version as of the Effective Date, device history records and lot history records), and (ii) “Development Records” (design history files) of the Acquired Technology.

“Spectranetics Parties” means Spectranetics and all present and past employees, servants, agents, representatives, officers, directors, successors, predecessors and affiliates of Spectranetics.

2.    Termination of Existing Agreements.

a.    Spectranetics and KNC are parties to the APA Documents. Spectranetics and KNC have a variety of disagreements relating to performance and payments under the various APA Documents, about which they have been having discussions and meetings.

b.    Except as specifically provided in subsection (c) below, Spectranetics and KNC agree that each of APA Documents is terminated as of the Effective Date by the mutual agreement of Spectranetics and KNC and that all future rights and obligations of the Spectranetics Parties and KNC Parties pursuant to the APA Documents are no longer required or expected.

c.    The only terms of the Spectranetics Parties and KNC Parties remaining under the APA Documents will be as follows (collectively, the “Ongoing Terms”). Any provisions in the APA Documents calling for survival of terms after a termination is deemed void.

Agreement	Section	Relating to
Asset Purchase Agreement	Section 6.1	Confidentiality
	Article X	Miscellaneous
Manufacturing and License Agreement	Section 10 without the introductory phrase in Section 10.1 “Except as specifically set forth herein”.	Intellectual Property Rights
	Section 11	Confidential Information
	Section 12, but solely to the extent of activities of Spectranetics and KNC prior to the Effective Date.	Warranties and Representations

Section 16; and sections of the Manufacturing and License Agreement containing representations, warranties and covenants that trigger the indemnification provided in Section 16, but solely for the purpose of the obligations in Section 16.
Indemnification
	Section 17	Miscellaneous Provisions
Non-Competition Agreement	Amended, as set forth at Exhibit C.
License Agreement	In its entirety.	Orthopedic uses.
Development and Regulatory Services Agreement	Section 7.2	Inventions
	The first sentence of Section 7.3	Patent Prosecution and Maintenance
	Section 7.5	Other Rights
	Section 8	Confidential Information

Section 12; and sections of the Development and Regulatory Services Agreement containing representations, warranties and covenants that trigger the indemnification obligations provided in Section 12, but solely for the purpose of the obligations in Section 12.
Indemnification

	Section 13	Miscellaneous Provisions
APA Documents	Defined terms contained in sections not listed above that are required in order to understand the listed section.

3.    Settlement Payments and Deliveries.

a.    Cash Payment. Within ten business days from Effective Date, Spectranetics will deliver to KNC the sum of $1.7 million in cash, by wire transfer of immediately available funds to one or more accounts designated in writing by KNC. KNC and Spectranetics will treat this payment as a payment under the Development and Regulatory Services Agreement.

b.    Records. Within 60 days from the Effective Date, KNC will deliver to Spectranetics all of the Records, which have not been previously delivered, in electronic format that is readable and usable by software and equipment common to medical device businesses in the ordinary course of business. In the event that KNC or Spectranetics discovers some of the Records were not delivered, KNC will diligently cooperate with Spectranetics to assure that any missing Records are delivered promptly.

c.    Inventory. Within 10 business days of the Effective Date, Spectranetics will send KNC written notice indicating whether it will require KNC to: (i) destroy or dispose of the Inventory or (ii) pack and ship the Inventory to Spectranetics at KNC’s cost. In either event KNC will fulfill the chosen option not later than 60 days from the Effective Date.

d.    Equipment.

i.    Except for the items specifically listed on Exhibit A – List #2, which are hereby transferred to KNC, free and clear of all liens and encumbrances, all items purchased by Spectranetics pursuant to the Asset Purchase Agreement will remain the property of Spectranetics. In particular, and without limiting the generality of the foregoing, Spectranetics and KNC specifically acknowledge that the items on Exhibit A – List #1 are owned by Spectranetics even though the items are in the possession of third parties.

ii.    Effective as of the Effective Date, Spectranetics sells, assigns, transfers, conveys and delivers to KNC, and KNC does purchase and accept from Spectranetics, all right, title and interest in, to and under the Equipment listed on Exhibit A-List #2, free and clear of all liens, mortgages, charges, security interests, pledges or other encumbrances or adverse claims or interests of any nature.

e.    THE PARTIES HERETO ACKNOWLEDGE THAT, EXCEPT AS OTHERWISE EXPRESSLY INDICATED IN THIS AGREEMENT, THERE ARE NO WARRANTIES WHATSOEVER WITH RESPECT TO THE INVENTORY OR EQUIPMENT, INCLUDING WITHOUT LIMITATION IMPLIED WARRANTIES OF FITNESS FOR ANY PARTICULAR USE, AND ALL WARRANTIES OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT ARE HEREBY DISCLAIMED.

4.    Reasonable Cooperation. Spectranetics and KNC will each provide the other with: (i) reasonable cooperation after the Effective Date in order to allow each of them to comply with applicable law or regulation; and (ii) up to 40 hours of additional time in order to support Spectranetics’ use of the Acquired Technology, Equipment on List #1, and Records in the ordinary course of business, no later than December 31, 2013. KNC will maintain Records in accordance with its internal policies for the maintenance thereof.

5.    Mutual Release.

a.    KNC for the KNC Parties releases, acquits and forever discharges the Spectranetics Parties from any and all actions, causes of action, suits, claims, demands, rights, controversies, debts, agreements, damages, costs, expenses, liabilities and compensation whatsoever (collectively, “Claims”) which any of the KNC Parties now have or may hereafter have against any of the Spectranetics Parties on account of or arising out of any matter, thing, or event which has happened, developed or occurred, whether known or unknown, at any time prior to the Effective Date, specifically including, but not limited to, any and all claims of any kind stemming from, arising out of, or in any way related to any of the obligations and payments under the APA Documents.

b.    Spectranetics for the Spectranetics Parties releases, acquits and forever discharges the KNC Parties from any and all Claims which any of the Spectranetics Parties now have or may hereafter have against any of the KNC Parties on account of or arising out of any matter, thing, or event which has happened, developed or occurred, whether known or unknown, at any time prior to the Effective Date, specifically including, but not limited to, any and all claims of any kind stemming from, arising out of, or in any way related to any of the obligations and payments under the APA Documents.

c.    The KNC Parties and Spectranetics Parties do not release each other from any Claims arising out of the breach or alleged breach of this Agreement or the Ongoing Terms.

6.    Unknown Facts. KNC for the KNC Parties and Spectranetics for the Spectranetics Parties acknowledge that they are aware that they or their attorneys may later discover facts different from or in addition to the facts which they now know or believe to be true with respect to the subject matter of this Agreement, but that it is their intention to, and they do, fully, finally, absolutely, and forever settle any and all claims, disputes and differences which do now exist, may exist, or may have existed between them, and that in furtherance of such intention, the mutual general release given above shall be, and remain, in effect as a full and complete mutual general release, notwithstanding any mistake of fact or the discovery of any different or additional facts.

7.    Compromise. This Agreement is entered into solely for purposes of compromise, and each of the KNC Parties and Spectranetics Parties expressly acknowledges and agrees that the other parties have not admitted, and by the execution and performance of this Agreement do not admit, and in fact, expressly deny, any liability or obligation to the other parties.

8.    Representations and Warranties. KNC represents and warrants for each of the KNC Parties and Spectranetics represents and warrants for each of the Spectranetics Parties that:

a.    This Agreement has been duly approved by its governing body, which governing body has authorized the undersigned officer to sign on behalf of that entity.

b.    It has been represented by and advised by independent counsel of its own choice throughout all negotiations which preceded the execution of this Agreement, and in connection with its execution of this Agreement.

c.    It has not assigned, transferred, or liened, or purported to assign, transfer, or lien, voluntarily or involuntarily, to any person or entity, any Claim or any part or portion thereof, which is released by this Agreement.

9.    Miscellaneous.

a.    Successors and Assigns. The provisions of this Agreement will be deemed to bind, obligate and extend to, and inure to the benefit of each of the KNC Parties and Spectranetics Parties and their successors and assigns, including those who may assume any or all of the above-described capacities subsequent to the Effective Date.

b.    Entire Agreement and Amendment. This Agreement contains the entire agreement and understanding between the Spectranetics Parties and the KNC Parties relating to its subject matter and supersedes and replaces all prior negotiations or proposed agreements, written or oral. None of the Spectranetics Parties or KNC Parties has entered into this Agreement in reliance upon any promise, representation or warranty not contained in this Agreement. Each party has fully and carefully read the foregoing Agreement, knows and understands its contents, and signs it freely. This Agreement may be amended only by a writing signed by both Spectranetics and KNC.

c.    Method of Signing. This Agreement may be executed electronically and in two or more counterparts, each of which will be deemed an original and all together will constitute one and the same instrument.

d.    Public Disclosure. Neither Spectranetics nor KNC will make any disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement unless previously approved in writing by the other party or as required by law. Each party agrees not to unreasonably withhold or delay approval.

e.    Governing Law and Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of Delaware without regard to any applicable conflicts of law rules or principles. Each party hereto hereby submits to the exclusive jurisdiction of the United States District Court for the District of Delaware and of any Delaware state court sitting in the County of New Castle, State of Delaware for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby.

IN WITNESS WHEREOF, each of the undersigned has signed this Termination, Settlement Agreement and Mutual Release.

The Spectranetics Corporation By: /s/ Wade Bowe	Kensey Nash Corporation By: /s/ Joseph Kaufmann
Wade Bowe, Vice President	Joseph Kaufmann, CEO

Exhibit A

List #1
KNC Asset Number	SPNC Asset Number	Description	Tool #
9324	0	Tooling for Extraction Catheter D	0
N/A		Drive Assy. Pressure Tester	T5460-A
N/A		Harness Test Fixture	T3969-A
8620		Mold for Part #4311-01 (Strain Relief TCat, Precision Polymer Product Inc.)	N/A
10240		Mods to Distal Tip Mold FA#9817 (Distal Tip, Mikrotech LLC.)	0
3064	0	Mold for Part# 4009 (Motor Shaft Gear, K2 Plastics)	N/A
8703		REVISE MOLD FOR 4137 (Top Enclosure TCat, AIM Plastics)	N/A
8714		TFX Production Tray Tooling	0
9200		Injection Mold for Part 4125 (Strain Relief, Precision Polymer Product Inc.)	0
9201		INJECTION MOLDS for 4112-01 (Diaphragm, Precision Polymer Product Inc.)	0
10220		Multi Cavity TFX Distal Tip Mold (Distal Tip, Mikrotech LLC.)	T-4675-A
CIP	4293	Mod. to Mold for P/N 4104-01	N/A
CIP	4294	Next Generation "Multi-Cavity" Distal Tip Mold
8748		SINGLE CAVITY LIM TOOL	0
9816		MODS TO IMPRESSION ASSEMBLY, TFX	T-4122-A
9817		MODS TO MOLD BASE, TFX DISTAL TIP (Mikrotech LLC.)	T-4123-A
10368	0	New Label Stock Die for QuickCat	N/A
	couldn't tag	Germany Assets	N/A
9569		Second Vendor Catheter Tooling	N/A
10522	0	2nd QC Vendor	N/A
9756		Thromcat Cutting Die Revision 425 (Label Stock, CCL Label)	0

Exhibit A continues on next page.

Exhibit A, continued

Exhibit A - List #2
KNC Asset Number	SPNC Asset Number	Description	Tool #
CIP	4272	Resistance Test Station	T5521-A
10313		Caltex Video Microscope	T5455-A
1853	0	Balance	1657-L
2272		Guidewire Swagging Block for Fenn	0
3469	0	Balance Portable 4100G 120V	T3478-A
3512		Programmable Convection Oven	T3448-A
8567		ESD Test Simulator	0
8744		Bollard Grips	0
9104		Balloon Development Station	T3039-C
9444		PN 4278-NTC Swiss Lathe Tooling (	N/A
9540		Ball Valve Mainfold	0
9897		Micrometer	0
9899		Laptop - production	0
9908		Power Source - Monitors	0
9911		Function Generator	0
10039		Fluke Digital Multimeter	T-5189A
10044		Safety Analyzer	T-5074-A
10495	0	Arterial Demo Models for Sales	N/A
10496	0	Arterial Demo Models for Sales	N/A
10497	0	Arterial Demo Models for Sales	N/A
10498	0	Arterial Demo Models for Sales	N/A
9541	3866	CATHETER STANDS	T2648 A-E
9312	3980	Sprint Tester	T4019-D
9313	3981	Sprint Tester	T4019 D
9501	3964	INLINE FEEDER	T4587-A
9864	3985	Additions to Inline Feeder	T-4587-B
2884	4804	Flush Cath Holding Stand	0
8561		Ross High Shear Mixer/Disperser/Emulsifier	T-4072-A
1216	3918	Clamp for Camera	T1993-A
1795	3919	IMAGE PRO PLUS SOFTWARE W/ CAMERA	0
2650	3913	Leiss Axiovert 25 CA Microscope	0
4318		4x5 Fully Automatic Camera for Sc	0
8399	NEED NUMBER	Bench Oven	T3455-B

Exhibit A, continued

8630	4251	Metering Pump	0
8833	3915	Vertex 230 Measuring Center	T3052B
9754	3910	Dynamic Proximal Torque Sensor fo	0
9755	4041	Non-Contact Distal Torque Sensor	0
9880	3917	2 Kg submersible AUX load cell, f	0
9881	3916	Top-Freezer Refrigerator	0
9905	3873	RAM Microscope System	T-4614-A
9925	3867	Torchbox	T-4615-C
9926	3855	Oscilloscope	T-5188-A
9580	3938	Stainless Steel Table	N/A
9581	3900	Stainless Steel Table	N/A
9627	4250	Sony Technolook Video Microscope	T4505-B
2652	3914	Buehler Metaserv 2000 Grinder Pol	T2962-A
3334	3942	Haake Immersion Circulator	T2807-D
3529	3894	Talboys Stirrer	T3389-A
3534	3892	Humidity Chamber	T3514-A
3554	3893	Chart Recorder for Convection Ove	T3485-A
4391	4038	Load Cell for MTS Tensile Tester	T3199-A
8407	3890	Environmental Chamber	T2668-C
8408	3891	Environmental Chamber	T2668-D
8651	0	Brookfield Viscometer	T4129-A
9761	4039	MTS Pneumatic Grips	T-4635-A
9959	3897	1000 N Load Cell for MTS System	T-3197-B
3871		NRE Cost for process development-Catheter Coating	N/A
838	3881	Xenon Light Source	0
1088	3927	Trinocular Microscope	T1993A
3057	3885	EKG Machine	0
3563	3934	Pressure Senor 0 to 30 PSI	T3560-A
3564	3933	Pressure Senor 150 PSI	T3561-A
3726	3884	Patient Simulator and Accessories	T3663-A
3840	3937/3936	Mechanical Testing Grip (Self Tig	T3901A
3885	3959	Metricath System	0
8566	3928	Beta Laser Mike BALLOON MEASURING	T4114-A
8692	3925	Airflow Systems High Efficient In	T-4131-A
708	4042	ZSB ZOOM STEREO MICROSCOPE	T1316-J
8792		Oscilloscope	T4337-A
9487	4260	Canon Power Shot Digital Camera	0

Exhibit A, continued

9620	0	Video Camera	0
1325		Underside Lighting for Lab Benche	0
9752	3856	HIPOT Tester for ILT	T4724-B
9803	3820	Standard Hot Air Station	T-4941-A
9907	3858	Leakage Tester	T-4724-A
9919	4019	Torch Box	T-4615-A
3509	4253	Ultrasonic Cleaner	T1946A
3775		Stiffness Tester	T-3804-A
8504		Sprint LC Tester	T4019-B
8949	4255	Sony DCR-HC42 MiniDV Digital Hand	0
9747	3879	Unitron ZSB Stereo Microscope	T-1316 CY
10011	3922	ZSB Stero Microscope	T-1316-DB
3333	3956	Haake Immersion Circulator	T2807-C
3622	3954	Harland Friction Test System	T3625-A
8472	0	Haake Immersion Circulator	T-2807-H
599	4254	NECROPSY TABLE	0
2473	3923	Stereo Microscope Maier Wild M3Z	T-2861-A
3248	3909	Refrigerated Incubator	T3358-A
3822	3943	Haake Immersion Circulator	T2807D
3924	4036	SFA Anatomical Leg Model	T-3879-A
8473	3941	Haake Immersion Circulator	T2807-G
8596	3880	ZSB Stereo Microscope	T1316-BZ
8880	3946	EFD Ultra Adhesive Dispenser	0
9621	4037	Arterial Model	N/A
9949	3905	Pulsatile Blood Pump	T-3830-E
10012	3940	ZSB Stero Microscope	T-1316-DC
10214	3908	Tenney Classic Environmental Test	T-5513-A
3519	3974	Large Animal Harvard Pump	T3830-D
9340	couldn't tag	Portable Heart Models for Demos for sales	N/A
9341	couldn't tag	Portable Heart Models for Demos for sales	N/A
9584	couldn't tag	Portable Demo Models	N/A
N/A		Balance, Analytical, 120 g Max	T1657-R
N/A		Corning stirrer plate	T4577-A & B
N/A		Hot Air Torch Boc	T4615-C
N/A		Programmable AC Power Source	T5185-A
N/A		ILT Solder Fixture	T4611-C,D

Exhibit A, continued

N/A		Torquer Clip Assembly Tool	T5494-A,B
N/A		Rotating Soldering Fixture	T5268-A,B
N/A		Safe-Cross .014 Inch Straight Manual Polisher	T5498-A,B
N/A		Safe-Cross .035 Inch Angled Manual Polisher	T5499-A,B
N/A		Digital Hot Air Pen	T4689-C
N/A		Hypo-tube Inspection System	T5063-A
N/A		Automatic Polishing Tool	T4969-A
N/A		Gauge Pin, .0350	T4904-A,B,C
CIP	4291	Hypotube Measurement Device (from ILT)	N/A
CIP	Never Completed	Hypotube Handling Fixture	T4467-A
720	3883	INTERSPEC APOGEE ULTRASOUND SYSTEM	0
8381	3924	RF Welder	T4007-A
3135	3929	Laser Welding System	T3240-A
9913	3886	Laser Welder w/ video system	T-4628-A
CIP	4289	Thromcat FULL Braided Jacket/Catheter
CIP		CMI Phase II	N/A
9898	3902	Safe-Cross System Item# 60087	0
9814	3901	Haake DC10 Circulator & Water Bat	T-2807-I
994	3957	Pulsatile Blood Pump	T3830-A
1740	4040	Large Animal Harvard Pump	T3830-B
2683	3906	DC10 Immersion Circulator	T2708-A
3332	3907	Haake Immersion Circulator	T2807-B
3819	3958	Pulsatile Blood Pump	T3830-C
8486	3944	Haake Immersion Circulator	T2807-F
9815	3903	Haake DC10 Circulator & Water Bat	T-2807-J
8631	3869	IDTE 2000 Catheter Testing Equipm	T4108-A
3025	3931	MTS Tensile Tester	T3199-A

Exhibit B

[List out Inventory. See Definition.]

Exhibit B

Item	Description	UOM	Subinventory
			Quantity	Value
ENDO.FG
63000-02	THROMCAT KIT, EU	EA	2	1,659.7

		Category Total:		1,659.7

ENDO.RAW MATL
002862-01	FLUX, LIQUID	EA	4	19.28
003088-02	SILICONE FLUID, MED 420	EA	1.6	95.39
003126-02	SCREW, SOC-HD CAP, #2-56 X 1/4, ST STL	EA	600	20.34
003391-01	O-RING, AS-568-010 70BNB	EA	408	69.36
003391-02	O-RING, AS-568-008 70BNB	EA	118	27.14
003391-03	O-RING, AS-568-011 70BNB	EA	347	22.9
003391-04	O-RING, AS-568-.083 x .035 70BNB	EA	370	88.8
003451-02	1 1/2 x 10 TUBING SET BAND	EA	8,760	41.7
003451-03	3/4 X 2 CATHETER BAND, SLANTED EDGES	EA	10,443	109.65
003657-07	RADIOPAQUE BAND, .0605 OD	EA	2,953	3,779.84
003657-16	RADIOPAQUE BAND, .0636 OD	EA	505	1,474.6
003838-01	SPRING, LEE CI-010D-02-S	EA	728	333.42
003838-04	SPRING, LEE LC-029E-14-S	EA	206	156.97
003838-08	SPRING, LEE LC-022C-00 S	EA	997	311.06
003857-05	IN-PROCESS PROTECTOR	EA	1,000	779
003909-01	HOSE GROMMET,.25 ID	EA	203	9.11
003956-02	#2-28X3/8,TX PLUS PH PLAS	EA	300	27
003957-01	#4-20 X 3/4 TX PLUS PH PLAS	EA	816	38.35
003993-01	PROCEDURE KIT SHIPPER	EA	313	397.51
004009-01	ASM, MOTOR SHAFT GEAR	EA	166	929.6
004083-01	HELIX, ROUND-WIRE	EA	60	139.8
004083-02	HELIX, ROUND-WIRE, LONG	EA	1,032	3,023.76
004085-01	MOTOR SUPPORT	EA	299	304.98
004094-01	DRIVE HOUSING, TFX DEVICE	EA	152	270.41
004096-01	FACE SEAL	EA	87	516.78
004097-01	CTRL KNOB HEX	EA	163	347.19
004098-01	EXTRACTION HAT	EA	762	449.58
004101-01	INFUSATE CORE, BAG-SIDE	EA	627	551.76
004104-01	CTRL KNOB CLAMP	EA	150	268.5
004105-01	INFUSATE CATH. JACKET	EA	7,663	6,743.44
004106-01	INFUSATE CLAMP	EA	1,592	939.28
004107-01	WIRING HARNESS, BLACK ROCKER SWITCH	EA	16	248.32
004107-03	WIRING HARNESS, TERMINATED	EA	176	3,016.64
004108-01	FLARE NUT	EA	150	191.7

1

004112-01	DIAPHRAGM, EXTRACTION, THROMCAT XT	EA	291	2,211.6
004118-01	POWER SUPPLY, THROMCAT DEVICE	EA	131	3,836.99
004120-01	BEARING, ID .125 X OD .313	EA	458	819.82
004120-02	BEARING, ID .125 X OD .375	EA	450	805.5
004120-04	BEARING, ID .0937 X OD .1875	EA	318	693.24
004120-05	BEARING, ID .125 X OD .313, EXTENDED INNER RACE	EA	418	961.4
004122-01	SPIKE, INFUSATE BAG	EA	648	83.59
004124-01	INFUSATE SLEEVE, BAG SIDE	EA	2,326	1,925.93
004125-01	STRAIN RELIEF, JACKET	EA	188	197.4
004127-01	SEGMENTED LUMEN	EA	206	18,319.58
004136-01	BOTTOM ENCLOSURE, TFX	EA	53	127.2
004137-01	TOP ENCLOSURE, TFX	EA	58	292.9
004137-02	TOP ENCLOSURE, AS MOLDED, TFX	EA	262	1,467.2
004148-01	EXTRACTION TUBING SET, THROMCAT XT	EA	2,754	12,227.76
004174-01	TUBE CLAMP, .250 X .040	EA	189	23.68
004175-01	ASM, DRIVE SHAFT GEAR	EA	24	118.8
004205-01	VENTED CAP FOR SPIKE	EA	437	16.61
004236-01	THROMCAT TRAY	EA	273	1,037.4
004237-01	THROMCAT TRAY INSERT	EA	154	585.2
004238-01	RUBBER, FOAM	EA	676	162.24
004243-01	M3 X 8MM SOCKET HEAD	EA	160	17.22
004250-01	SPRING EYELET, .183 O.D. X .344 L	EA	1,098	50.51
004251-01	THROMCAT SHELF BOX	EA	47	93.06
004251-02	PRINTED THROMCAT SHELFBOX	EA	1,188	3,942.97
004259-01	BEARING SLEEVE, FRONT	EA	546	2,293.2
004281-01	AC POWER CORD, THROMCAT DEVICE	EA	59	177
004304-02	TYVEK LID, OVERSIZED	EA	554	306.2
004310-01	MECHANICAL THROMBECTOMY DEVICE IFU	EA	23	11.62
004311-01	STRAIN RELIEF, SPIKE, 3"	EA	2,297	2,411.85
004330-02	SHIPPER FOAM CORNER, 11.06" X 6.00" X 1.13"	EA	324	346.68
004338-01	OVERLAY, SWITCH, RUN/OFF	EA	847	433.66
004380-01	SANOPRENE, BLUE	GM	101,052.64	2,439.41
004397-01	TUBE, SILICONE	EA	12,978	2,011.59
004412-01	LABEL STOCK, THERMAL TRANSFER DIE CUT, 6.5IN X 8.00IN	EA	6,977	316.97
004412-02	LABEL STOCK, THERMAL TRANSFER DIE CUT, 6.5IN X 8.00IN, WHITE	EA	3,405	0
004412-03	LABEL STOCK, THERMAL TRANSFER SIDE DIE CUT, 6.5IN X 8.00IN	EA	1,839	116.81
004414-01	THROMCAT INSTRUCTIONS FOR USE, EU	EA	168	1,442.28
004426-01	GROUNDED POWER CORD, US	EA	1,932	3,323.04
004449-01	BEARING SLEEVE, REAR	EA	151	314.08
004465-03	440C, ROD, .1875 O.D.	EA	18	256.5
004484-01	TECOTHANE, COMPOUNDED	GM	41,938.62	1,610.44
004485-01	TECOFLEX EG-100A	GM	21,599	829.4

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004497-03	416H, ROD, .1875 OD	EA	3	29.69
004502-01	CORE SLEEVE, DISTAL	EA	304	1,030.56
004503-01	INFUSATE LUMEN ASM CATHETER END	EA	83	2,649.36
004507-01	HELIX, VARIABLE PITCH, 72.00	EA	416	4,721.6
004515-01	PTFE ROD, 25% CARBON FILLED. .25 DIA	EA	107	545.7
004520-01	HELIX, 45 PITCH	EA	1	9.5
004524-01	TOP ENCLOSURE, THROMCAT XT	EA	262	1,362.4
004531-01	SHAFT SEAL, THROMCAT XT	EA	168	613.2
004542-01	JACKET, FULL-BRAIDED, 7F	EA	132	16,104
004543-02	SWITCH, ROCKER, GRAY	EA	238	731.61
004544-01	FASTON, FLAG .250 X .032, 22-18 AWG	EA	2,996	139.91
004544-02	FASTON, FLAG .250 X .032, 16-14 AWG	EA	996	56.47
004551-01	THROMCAT XT INSTRUCTIONS FOR USE, OUS	EA	105	948.89
004558-01	SPECTRANETICS LABEL STOCK, 6.50" X 5.75"	EA	6,100	366
004558-02	SPECTRANETICS LABEL STOCK, 6.50" X 6.75"	EA	4,420	364.65
004584-01	CONNECTOR PIN, FEMALE	EA	600	16.2
004587-01	ROD, ALLOY 360 BRASS, .3750 O.D.	EA	1	23.5
004588-01	ROD, AISI 12L14 LEAD STEEL, .1875 O.D.	EA	5	33.05
004589-01	RUBBER EDGE TRIM	IN	550	735.63
005753-01	19 X 24 TYVEK/NYLN POUCH	EA	43	123.32

	Category Total:			$125,006.93

ENDO.SUBASSY
004100-01	EXTRACTION CORE CLAMP, TFX DEVICE	EA	324	8,522.8
004119-01	TFX DEVICE	EA	52	40,205.26
004121-01	EXTRACTION CATHETER ASM, TFX	EA	1	200.11
004126-01	DRIVE SHAFT, TFX DEVICE	EA	200	6,468.54
004146-01	INFUSATE CATHETER ASM	EA	48	1,476.81
004272-01	DRIVE SHAFT, 1-PC, THROMCAT XT	EA	24	338.1
004277-01	TIP, DISTAL ASM	EA	260	19,028.83
004517-01	DRIVE SHAFT ASSEMBLY	EA	29	1,224.82
004521-01	EXTRACTION CATHETER ASM, XT	EA	1	238.72
004526-01	THROMCAT XT DEVICE	EA	38	27,408.31
004532-01	SPACER, SHAFT SEAL, THROMCAT XT	EA	57	585.97

		Category Total:		$105,698.27

		Report Total:		$232,364.9

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Exhibit C

NON-COMPETITION AGREEMENT
This Non-Competition Agreement (the “Agreement”) is made and entered into as of March 14, 2012 (the “Effective Date”), by and among The Spectranetics Corporation, a Delaware corporation (the “Purchaser”), on the one hand, and Kensey Nash Corporation, a Delaware corporation (the “Company”), and ILT Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“ILT” and, together with the Company, the “Seller Parties”), on the other hand.
W I T N E S S E T H
WHEREAS, pursuant to an Asset Purchase Agreement, dated as of May 12, 2008 (the “Asset Purchase Agreement”) by and among the Purchaser and the Seller Parties, the Purchaser has acquired from the Seller Parties, by purchase, the Acquired Assets; and
WHEREAS, as the Purchaser and the Seller Parties have agreed to terminate the relationship created pursuant to the Asset Purchase Agreement, and the related Transaction Documents, as set forth in the Termination, Settlement Agreement and Mutual Release, dated on even date herewith.
NOW, THEREFORE, the parties hereto, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, do hereby agree as follows:
1.Definitions. Capitalized terms used herein have the respective meanings as defined in the Asset Purchase Agreement; provided, however that for purposes of this Agreement only, the following definitions will apply:
“Business” shall mean the business of marketing or selling the Acquired Technology in the fields of chronic total occlusions and thrombus management.
“Change of Control Transaction” shall mean the acquisition of greater than fifty percent (50%) of the Seller’s outstanding voting shares of stock, or other transaction effecting a change of control from the current board of directors of the Seller, by or to, as appropriate, a party who would otherwise be a third party to this Agreement.
2.Covenant Not to Compete. For a period commencing on the Effective Date and ending on the earlier of September 30, 2017, a Change of Control Transaction or the expiration date of the last to expire of the Patent Rights:
(a)Competition. Each of the Seller Parties and their Affiliates will not, knowingly, directly or indirectly, whether as a consultant, independent contractor or advisor, or in any other capacity whatsoever (i) enter into or engage in any business or other enterprise that competes with the Business, or (ii) render, offer or attempt to render or solicit the rendition of services that competes with the Business to, any business, individual or other enterprise (or a portion, division or business line

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of a business, individual or other enterprise) that is in competition with the Business; provided, however, that the provisions of this Paragraph 2(a) shall not be deemed to prohibit either Seller Party’s ownership of not more than five percent (5%) of the total shares of all classes of stock outstanding of any publicly held company. For purposes of clarity under this Agreement, and not by way of limitation, a business, individual or enterprise will be deemed to be “in competition” or “competes” with the Business if the activities of such business, individual or enterprise involve the, distribution, marketing, or sale of products that compete with the Acquired Technology in the fields of chronic total occlusions or thrombus management.
(b)Non-Interference. The Seller Parties and their Affiliates will not directly solicit or knowingly induce or attempt to induce any provider, payor, customer, supplier, distributor, licensor, licensee, consultant, agent or other business relation of the Purchaser, whether existing or prospective at such time (each, a “Business Relation”), to cease doing business related to the Business or alter its business relationship as it relates to the Business with the Purchaser or in any way knowingly interfere with the existing or prospective business relationship between any such Business Relation and the Purchaser as it relates to the Business.
(c)Purchaser Name and Logo. The Seller Parties and their Affiliates will not use, cause to be used or induce the use of, the Purchased Names or any derivation thereof in connection with any business or other enterprise or any other name or mark (including any logo) that has such a near resemblance thereto as may be likely to cause confusion or mistake to the public, or to otherwise deceive the public.
(d)Injunctive Relief. Each of the Seller Parties acknowledges that monetary damages may not be sufficient to compensate the Purchaser for any economic loss that may be incurred by reason of breach of the foregoing restrictive covenants. Accordingly, in the event of any such breach, the Purchaser shall, in addition to any remedies available to the Purchaser at law, be entitled to seek equitable relief in the form of an injunction enjoining any of the Seller Parties from continuing to engage in such breach. Each of the Seller Parties agrees that no bond or other indemnity shall be required to be posted by the Purchaser in connection with the granting of any request for a preliminary or permanent injunction.
(e)Non-Disparagement. The Seller Parties and their Affiliates agree that the Seller Parties will not disparage the Business, the Purchaser or its Affiliates, or any past, current or future stockholder, director, officer, employee, consultant, agent or independent contractor of the Purchaser or its Affiliates in any communication with any third party; provided, however, that the foregoing will not preclude any of the Seller Parties from bringing such actions in law or in equity as are appropriate to protect its or their interests. Similarly, the Purchaser agrees that the Purchaser will not disparage the Seller Parties or their Affiliates, or any past, current or future stockholder, director, officer, employee, consultant, agent or independent contractor of any Seller Party or its Affiliates in any communication with any third party; provided, however, that the foregoing will not preclude the Purchaser from bringing such actions in law or in equity as are appropriate to protect its interests.
(f)Limitation on Restrictions. If any restriction set forth in this Paragraph 2 is held to be unenforceable, then the Seller Parties and the Purchaser agree, and hereby submit, to the reduction and limitation of such prohibition to such area or period as shall be deemed enforceable by

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any court of competent jurisdiction.
3.Certain Representations of the Seller Parties. Each of the Seller Parties represents that the limitations set forth in Paragraph 2 (including without limitation, time and territorial limitations) are reasonable and properly required for the adequate protection of the Business being acquired by the Purchaser for the consideration set forth in the Asset Purchase Agreement. It is understood that the covenants made by each of the Seller Parties in Paragraphs 2(d) through 2(f) shall survive the expiration or termination of this Agreement.
4.Assignment. The Seller Parties shall not assign or delegate any of its or their rights or obligations under this Agreement without the prior written consent of the Purchaser. The Purchaser may assign its rights or obligations to any of its Affiliates so long as it controls any such Affiliate.
5.Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof.
6.Waivers and Amendments. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms may be waived, only by a written instrument signed by each of the parties hereto. No delay on the part of any party in exercising any right, power or privilege under this Agreement shall operate as a waiver, nor will any waiver on the part of either party of any such right, power or privilege, preclude any further exercise thereof or exercise or any other such right, power or privilege.
7.Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Purchaser and its successors and permitted assigns and the Seller Parties and each of the Seller Parties’ legal representatives, heirs, legatees, distributes and transferees by operation of law, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join and be bound by the terms and conditions hereof. Any assignor shall not be relieved from any obligations or liabilities under this Agreement.
8.Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of Delaware without regard to any applicable conflicts of law rules or principles.
9.Consent to Jurisdiction; Venue; Waiver of Certain Damages and Jury Trial.
(a)Except where it is pursuant to the terms of this Agreement entitled to injunctive relief, prior to commencing any litigation in connection with this Agreement or the other Transaction Documents, each party hereto shall use commercially reasonable efforts to cause its chief executive officer to confer with the chief executive officers of the other parties hereto for a period of at least 30 days, and each party hereto shall use its commercially reasonable efforts to resolve such dispute. Only after compliance with the provisions of this Paragraph 9(a) may a party hereto commence an action in connection with this Agreement or the other Transaction Documents.

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(b)Each party hereto hereby submits to the exclusive jurisdiction of the United States District Court for the District of Delaware and of any Delaware state court sitting in the County of New Castle, State of Delaware for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum, and the parties hereto irrevocably agree that all such proceedings shall be heard and determined in such a Delaware state or federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Paragraph 11 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.
(c)Each party hereto waives any claim to punitive, exemplary or multiplied damages from the other; provided, however, that this waiver shall not be deemed to prevent any Purchaser Indemnified Party or Seller Indemnified Party from recovering Losses incurred by such Purchaser Indemnified Party or Seller Indemnified Party, as the case may be, as a result of any claim (i) from any third party for any such punitive, exemplary or multiplied damages imposed upon such Purchaser Indemnified Party or Seller Indemnified Party and as to which claim such Purchaser Indemnified Party or Seller Indemnified Party, as the case may be, is otherwise entitled to indemnification under Section 9.2 of the Asset Purchase Agreement in the case of Purchaser Indemnified Parties or Section 9.3 of the Asset Purchase Agreement in the case of Seller Indemnified Parties or (ii) for fraud.
(d)Waiver of Jury Trial EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS OR EVENTS CONTEMPLATED HEREBY OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THE PARTIES HERETO EACH AGREE THAT ANY AND ALL SUCH CLAIMS AND CAUSES OF ACTION SHALL BE TRIED BY THE COURT WITHOUT A JURY. EACH OF THE PARTIES HERETO FURTHER WAIVES ANY RIGHT TO SEEK TO CONSOLIDATE ANY SUCH LEGAL PROCEEDING IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED.
10.Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect.
11.Further Assurances. The parties will execute such further instruments and take such further actions as may be reasonably necessary to carry out the intent of this Agreement.
12.Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with a confirmation thereof), two (2) Business Days after being mailed by registered or certified mail (return receipt requested), or the Business Day

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after being sent if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):
(a)    if to the Purchaser:
The Spectranetics Corporation
9965 Federal Drive
Colorado Springs, CO 80921
Telephone: (719) 447-2000
Telecopier: (719) 447-2022
Attention: Chief Executive Officer
with a copy to:

The Spectranetics Corporation
9965 Federal Drive
Colorado Springs, CO 80921
Telephone: (719) 447-2000
Telecopier: (719) 447-2022
Attention: General Counsel

(b)    if to the Seller Parties:
Kensey Nash Corporation
735 Pennsylvania Drive
Exton, PA 19341
Telephone: (484) 713-2100
Telecopier: (484) 713-2900
Attention: Joseph W. Kaufmann
with a copy to:
Kensey Nash Corporation
735 Pennsylvania Drive
Exton, PA 19341
Telephone: (484) 713-2100
Telecopier: (484) 713-2909
Attention: Vice President of Legal Affairs

13.No Waiver. The failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of that provision, nor prevent that party thereafter from enforcing that provision or any other provision of this Agreement.
14.Arms Length Agreement. This Agreement has been negotiated and prepared at the mutual request, direction and construction of the Seller Parties and the Purchaser, at arms length,

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with the advice and participation of counsel, and will be interpreted in accordance with its terms without favor to any party.
15.Counterparts; Electronic Delivery. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same instrument. Signatures sent by facsimile transmission, by email of a .pdf, .tiff or similar file or other electronic transmission shall be deemed to be original signatures.
16.Attorneys’ Fees. In the event of any proceeding arising out of or related to this Agreement, the prevailing party shall be entitled to recover from the losing party all of its costs and expenses incurred in connection with such proceeding, including court costs and reasonable attorneys’ fees, whether or not such proceeding is prosecuted to judgment.
17.Headings. Section headings used in this Agreement are for convenience only and form no part or in any way modify or define the text of meaning or any provision of this Agreement.

[Signature page follows]

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IN WITNESS WHEREOF, the Seller Parties and the Purchaser have duly executed this Non-Competition Agreement as of the day and year first written above.
KENSEY NASH CORPORATION
By: /s/ Joseph Kaufmann
Name: Joseph Kaufmann
Title: CEO
ILT ACQUISITION SUB, INC.
By: /s/ Joseph Kaufmann
Name: Joseph Kaufmann
Title: President
THE SPECTRANETICS CORPORATION
By: /s/ Wade Bowe
Name:    Wade Bowe
Title:    Vice President

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